Exhibit 10.1

June 30, 2020

Panacea Acquisition Corp.

357 Tehama Street, Floor 3
San Francisco, CA 94103

Re:          Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and between Panacea Acquisition Corp., a Delaware corporation (the “Company”), and Cowen and Company, LLC, as the representative (“Representative”) of the several underwriters named therein (each an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 14,375,000 of the Company’s units (including up to 1,875,000 units that may be purchased to cover the Underwriters’ option to purchase additional units, if any) (the “Units”), each comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EcoR1 Panacea Holdings, LLC, a Delaware limited liability company (the “Sponsor”), PA Co-Investment LLC, a Delaware limited liability company (“Cowen Investments” and together with the Sponsor, the “Founders”), and the other undersigned persons (each such other undersigned persons, an “Insider” and collectively, the “Insiders”), each hereby agrees, severally but not jointly, with the Company as follows:

1. The Sponsor, Cowen Investments and each Insider agree that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s Board of Directors in connection with such Business Combination) and (ii) not redeem any Shares owned by it, him or her in connection with such stockholder approval.

2. The Sponsor, Cowen Investments and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor, Cowen Investments and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the shares of Class A Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the other requirements of applicable law. The Sponsor, Cowen Investments and each Insider agree to not propose any amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete its initial Business Combination within 24 months from the closing of the Public Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares.

The Sponsor, Cowen Investments and each Insider acknowledge that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares and Private Placement Shares held by it. The Sponsor, Cowen Investments and each Insider hereby further waive, with respect to any Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (x) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Class A Common Stock and (y) a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated its initial Business Combination within 24 months from the closing of the Public Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3. Without limiting Cowen Investments’ obligations under paragraph 7 hereof, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, Cowen Investments shall not sell, transfer, assign, pledge or hypothecate any of its Founder Shares or Private Placement Units (or any securities underlying the Private Placement Units, including the Private Placement Shares and Private Placement Warrants and the shares of Class A Common Stock underlying the Private Placement Warrants), or subject any of such securities to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities, except as provided in FINRA Rule 5110(g)(2), which such restrictions shall not be subject to release or waiver, with or without the consent of the Representative, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor, Cowen Investments and each Insider shall not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Units, shares of Class A Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, any Units, shares of Class A Common Stock, Founder Shares, or Warrants, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Units, shares of Class A Common Stock, Founder Shares, or Warrants or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of units or such other securities, in cash or otherwise; provided, however, that the foregoing does not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to this Letter Agreement or executes an agreement substantially identical to the terms of this Letter Agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company may announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other stockholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered public accounting firm) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5. (a) To the extent that the Underwriters do not exercise their option to purchase up to an additional 1,875,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), (x) the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 375,000 multiplied by a fraction, (i) the numerator of which is 1,875,000 minus the number of Units purchased by the Underwriters upon the exercise of their option to purchase additional Units and (ii) the denominator of which is 1,875,000 and (y) Cowen Investments agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 93,750 multiplied by a fraction, (i) the numerator of which is 1,875,000 minus the number of Units purchased by the Underwriters upon the exercise of their option to purchase additional Units and (ii) the denominator of which is 1,875,000. All references in this Letter Agreement to Founder Shares of the Company being forfeited shall take effect as a contribution of such Founder Shares to the Company’s capital as a matter of Delaware law. The forfeiture will be adjusted to the extent that the option to purchase additional Units is not exercised in full by the Underwriters so that the number of Founder Shares will equal an aggregate of 20.0% of the Company’s issued and outstanding Shares after the Public Offering (not including the Private Placement Shares). The Initial Stockholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a capitalization or stock repurchase or redemption, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 20.0% of the Company’s issued and outstanding Shares upon the consummation of the Public Offering (not including the Private Placement Shares). In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 1,875,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of shares of Class A Common Stock included in the Units issued in the Public Offering, (B) the reference to 375,000 and 93,750 in the formula set forth in the first sentence of this paragraph shall be adjusted to, respectively, the total number of Founder Shares that the Sponsor would have to return to the Company in order for the number of Founder Shares that the Sponsor owns (together with the Insiders) to equal an aggregate of 16.0% of the Company’s issued and outstanding Shares after the Public Offering (not including the Private Placement Shares) and the total number of Founder Shares that Cowen Investments would have to return to the Company in order for the number of Founder Shares that Cowen Investments owns to equal an aggregate of 4.0% of the Company’s issued and outstanding Shares after the Public Offering (not including the Private Placement Shares).

(b) If, in connection with the closing of a Business Combination, the Sponsor agrees to forfeit any Founder Shares or Private Placement Units (or any securities underlying the Private Placement Units) to the Company at no cost or subject its Founder Shares or Private Placement Units (or any securities underlying the Private Placement Units) to contractual terms or restrictions, convert its Founder Shares into other securities or contractual rights or otherwise modify the terms of its Founder Shares or Private Placement Units (each a “Sponsor Modification”), then Cowen Investments agrees to forfeit, subject, convert or modify its Founder Shares or Private Placement Units (or any securities underlying the Private Placement Units) on a pro rata basis and on the same terms as the Sponsor, and hereby grants to the Company and any representative designated by the Company without further action by Cowen Investments a limited irrevocable power of attorney to effect such forfeiture or Sponsor Modification on behalf of Cowen Investments, which power of attorney shall be deemed to be coupled with an interest.

6. The Sponsor, Cowen Investments and each Insider hereby agree and acknowledge that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor, Cowen Investments or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor, Cowen Investments and each Insider agree that it, he or she shall not Transfer (as defined below) any Founder Shares (or shares of Class A Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or (y) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination (the “Founder Shares Lock-Up Period”).

(b) The Sponsor, Cowen Investments and each Insider agree that it, he or she shall not Transfer any Private Placement Units, including the Private Placement Shares and one-third of one redeemable warrant (“Private Placement Warrants”) included therein or any shares of Class A Common Stock issued or issuable upon the conversion or exercise of the Private Placement Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Units Lock-Up Period”, together with the Founder Shares Lock-Up Period, the “Lock-Up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and shares of Class A Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, Cowen Investments or any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Founders, or any affiliates of the Founders, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the Company’s completion of an initial Business Combination; (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement, as amended, upon dissolution of the Sponsor; or (h) in the event of the Company’s completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of the Public Stockholders having the right to exchange their Class A Common Stock for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions and other applicable restrictions in this Letter Agreement.

8. The Sponsor, Cowen Investments and each Insider represent and warrant that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company, if any (including any such information included in the Prospectus), is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. The Sponsor, Cowen Investments and each Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. The Sponsor, Cowen Investments and each Insider represent and warrant that: it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in, or as expressly contemplated by, the Prospectus, neither the Sponsor, Cowen Investments nor any Insider nor any affiliate of the Sponsor, Cowen Investments or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10. The Sponsor, Cowen Investments and each Insider have full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Class A Common Stock, the Founder Shares, Private Placement Shares, and Class A Common Stock underlying the Private Placement Warrants; (iii) “Founder Shares” shall mean the 3,593,750 shares of Class B common stock, par value $0.0001 per share, issued and outstanding immediately prior to the consummation of the Public Offering; (iv) “Initial Stockholders” shall mean the Sponsor, Cowen Investments and any Insider that holds Founder Shares; (v) “Private Placement Shares” shall mean the 450,000 shares of Class A Common Stock underlying the Private Placement Units (or 487,500 shares of Class A Common Stock if the over-allotment option is exercised in full); (vi) “Private Placement Units” shall mean the 450,000 units of the Company (or 487,500 units if the over-allotment option is exercised in full) that the Founders have agreed to purchase for an aggregate purchase price of $4,500,000 in the aggregate (or $4,875,000 if the over-allotment option is exercised in full), or $10.00 per unit, in a private placement that shall occur substantially concurrently with the consummation of the Public Offering; (vii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (viii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (ix) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b) herein.

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by (1) each Insider and each Founder that is the subject of any such change, amendment modification or waiver and (2) the Company.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, Cowen Investments and each Insider and their respective successors, heirs and assigns and permitted transferees.

14. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees; provided, however, that the Underwriters shall benefit from the provisions set forth in paragraph 3, which such paragraphs shall not be amended or modified without the written consent of the Representative.

15. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

19. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement, and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

20. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Periods and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2020; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

Sincerely,

EcoR1 Panacea Holdings, LLC

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Authorized Signatory

PA CO-INVESTMENT LLC

By:	/s/ Owen Littman
Name:	Owen Littman
Title:	Authorized Signatory

/s/ Oleg Nodelman
Oleg Nodelman

/s/ Scott Perlen
Scott Perlen

/s/ Scott Platshon
Scott Platshon

/s/ Caroline Stout
Caroline Stout

/s/ Daniel Bradbury
Daniel Bradbury

/s/ Graham Cooper
Graham Cooper

/s/ Faheem Hasnain
Faheem Hasnain

/s/ Sarah Marriott
Sarah Marriott

/s/ Shalini Sharp
Shalini Sharp

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

Panacea Acquisition Corp.

By:	/s/ Oleg Nodelman
Name:	Oleg Nodelman
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]